EXHIBIT 99.2

DS Healthcare Group, Inc.

Pro-Forma Consolidated Balance Sheet

September 30, 2012

	DS Healthcare Group, Inc. (Consolidated)	Divine Skin Laboratories, S.A. DE C.V.	Acquisition Adjustment		Acquisition Adjustment		Elimination		ProForma Consolidated Balance Sheet

ASSETS

Current Assets
Cash	$945,065	$70,762							$1,015,827
Accounts receivable, net	2,575,231	392,323					(255,676)	(c)	2,711,878
Inventory	2,920,721	249,295							3,170,016
Prepaid expenses and other current assets	1,766,397	57,191	(1,500,000)	(a)					323,588

Total Current Assets	8,207,414	769,571							7,221,309

Furniture and Equipment, net	111,727	110,112							221,839
Intangible Assets, net	653,741	—	1,406,134	(a)	(210,920	)(d)			1,848,955
Other Assets	67,431	146,359							213,790

TOTAL ASSETS	$9,040,313	$1,026,042							$9,505,893

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,432,191	$374,969					(255,676)	(c)	$1,551,484
Client facility	602,298	—							602,298
Other current liabilities	126,708	57,207							183,915

TOTAL LIABILITIES	2,161,197	432,176							2,337,697

COMMITMENTS AND CONTINGENCIES

Equity
Preferred stock, $0.001 par value, 30 million shares authorized:
5,500,000 shares issued and outstanding at September 30, 2012	5,500	—							5,500
Common stock, $0.001 par value, 300 million shares authorized:
12,077,944 shares issued and outstanding at September 30, 2012	12,078	—							12,078
Additional paid-in-capital	9,801,572	128,210	(128,210)	(a)					9,801,572
Legal reserve		12,130	(12,130)	(a)					—
Stock subscription	(600,000)	—	500,000	(a)					(100,000)
Retained earnings (accumulated deficit)	(2,340,034)	453,526	(453,526)	(a)	(2,909	)(b)			(2,553,863)

Total Shareholders' Equity	6,879,116	593,866			(210,920	)(d)			7,165,287
Non-Controlling Interest	—	—			2,909	(b)			2,909

Total Equity	6,879,116	593,866							7,168,196
									—
TOTAL LIABILITIES AND EQUITY	$9,040,313	$1,026,042	—		(421,840)		—		$9,505,893

————————

(a)

To reclass initial purchase price of $2,000,000, record intangible asset associated with customer list and reverse equity for subsidiary purchased

(b)

To reflect 1% noncontrolling interest

(c)

To record intercompany eliminations

(d)

To record nine months amortization of the customer list based on a 5 year amortization period

DS Healthcare Group, Inc.

Pro-Forma Consolidated Statement of Operations

For the year ended December 31, 2011

	DS Healthcare Group, Inc. (Consolidated)	Divine Skin Laboratories, S.A. DE C.V.	Eliminations		ProForma Consolidated Statement of Operations

Net Revenues	9,672,861	1,145,219	(475,634)	(a)	10,342,446

Cost of Goods Sold	4,751,961	547,067	(475,634)	(a)	4,823,394

Gross Profit	4,920,900	598,152			5,519,052

Operating Costs and Expenses:
Selling and marketing	2,856,482	—			2,856,482
General and administrative	3,057,988	350,793			3,408,781

Total operating costs and expenses	5,914,470	350,793			6,265,263

Operating Income (Loss)	(993,570)	247,359			(746,211)

Other Income (Expense)	12,678	(16,771)			(4,093)

Net income (loss) before income tax	(980,892)	230,588			(750,304)

Provision for income tax	—	12,650			12,650

Net Income (Loss)	(980,892)	217,938			(762,954)

Net Income (Loss) Attributable to Non-Controlling Interest	$(2,292)	$2,179			$(113)
Net Income (Loss) Attributable to Shareholders of DS Healthcare Group, Inc.	$(978,600)	$215,759			$(762,841)

Basic and Diluted Earnings per Share:
Weighted average shares	10,061,120				10,061,120
Earnings per share	$(0.0973)				$(0.0758)

————————

(a)

To eliminate intercompany sales and purchases

DS Healthcare Group, Inc.

Pro-Forma Consolidated Statement of Operations

For the nine months ended September 30, 2012

	DS Healthcare Group, Inc. (Consolidated)	Divine Skin Laboratories, S.A. DE C.V.	Eliminations		ProForma Consolidated Statement of Operations

Net Revenues	8,672,634	1,334,820	(343,730)	(a)	9,663,724

Cost of Goods Sold	4,380,170	416,398	(343,730)	(a)	4,452,838

Gross Profit	4,292,464	918,422			5,210,886

Operating Costs and Expenses:
Selling and marketing	2,536,197	—			2,536,197
General and administrative	2,609,990	639,569	210,920	(b)	3,460,479

Total operating costs and expenses	5,146,187	639,569			5,785,756

Operating Income (Loss)	(853,723)	278,853			(574,870)

Other Income (Expense)	4,937	12,036			16,973

Net income (loss) before income tax	(848,786)	290,889			(557,897)

Provision for income tax	—	—			—

Net Income (Loss)	(848,786)	290,889			(557,897)

Net Income (Loss) Attributable to Non-Controlling Interest	$—	$2,909			$2,909
Net Income (Loss) Attributable to Shareholders of DS Healthcare Group, Inc.	$(848,786)	$287,980			$(560,806)

Basic and Diluted Earnings per Share:
Weighted average shares	10,778,475				10,778,475
Earnings per share	$(0.0787)				$(0.0520)

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(a)

To eliminate intercompany sales and purchases

(b)

To record nine months amortization of the customer list based on a 5 year amortization period